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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is dated as of March 28, 2002, by and among

1. USA NETWORKS, INC, a company incorporated under the laws of the state of Delaware whose principal executive offices are at 152 West 57th Street, New York, New York 10019, USA ("USA");

2.       HARRY GOODMAN whose address is Ivers, Basted Lane, Kent, TN15 8PZ;

3.       DENIS STRAUSS whose address is 21 Cheyne Walk, London SW3;

4.       PETER ATKIN whose address is 12 Elms Avenue, London, N20 2JP;

5. DR URS DIETRICH whose address is Sihlporte 3, PO Box 200, CH 8021, Zurich, Switzerland;

6. McJILL CORPORATION a company incorporated under the laws of the British Virgin Islands whose registered office is at Cutlass Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands;

7. KUONI REISEN HOLDING AG a company incorporated under the laws of Switzerland whose registered office is at Neue Hard 7, Zurich, CH-8010 Zurich 8005, Switzerland;

8. BARCLAYS INDUSTRIAL DEVELOPMENT LIMITED a company incorporated under the laws of England and Wales whose registered office is at 54 Lombard Street, London, EC3P 3AH;

9. BARCLAYS PVLP PARTNER LIMITED a company incorporated under the laws of England and Wales whose registered office is at 54 Lombard Street, London, EC3P 3AH;

10. CLINK STREET NOMINEES LIMITED a company incorporated under the laws of England and Wales whose registered office is at 54 Lombard Street, London, EC3P 3AH; and

11. PARALLEL VENTURES NOMINEES NO.2 LIMITED a company incorporated under the laws of England and Wales whose registered office is at 107 Cheapside, London, EC2V 6DU;

       (each a "TVTS Shareholder", and together the "TVTS Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, USA, the TVTS Shareholders and certain other parties have entered into a Sale and Purchase Agreement, dated as of the date hereof (including any amendment, restatement, modification or supplement thereto or thereof, the "Acquisition Agreement"), providing for, among other things, the acquisition by USA of all the ordinary shares of TV Travel Group Limited, a limited company organized under the laws of the United Kingdom ("TVTS")


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on the terms and subject to the conditions set forth therein (capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Acquisition Agreement);

                  WHEREAS, in, or as a result of, the transaction contemplated under the Acquisition Agreement ("Transaction"), the TVTS Shareholders will receive, amongst other things, cash and shares of common stock, par value $0.01 per share, of USA ("USA Common Stock") in exchange for shares of TVTS owned by the TVTS Shareholders at Completion; and

                  WHEREAS, USA has agreed, on the terms and subject to the conditions set forth herein, to provide registration rights with respect to the shares of USA Common Stock to be issued to the TVTS Shareholders upon consummation of the Transaction.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       SHELF REGISTRATION STATEMENT.

                  1.1 FILING; EFFECTIVE PERIOD. USA shall prepare and file with the SEC as soon as reasonably practicable a Registration Statement on Form S-3 or Form S-4 (or other appropriate form should Form S-3 or Form S-4 be unavailable for USA) with respect to the Registrable Securities (as defined below) received by the TVTS Shareholders in the Transaction and shall use reasonable best efforts to cause such Registration Statement to become effective within two business days following the Completion Date and remain effective until the earlier of (i) the date on which the TVTS Shareholders no longer own any shares of Registrable Securities, and (ii) the one-year anniversary of the Completion Date if USA has filed all reports required to be filed under the Securities Exchange Act of 1934 in the twelve months preceding such date, and otherwise the two-year anniversary of the Completion Date; PROVIDED, that USA may suspend the effectiveness of such Registration Statement if and only for so long as USA determines that such registration would require premature disclosure of material information relating to a pending corporate development; PROVIDED, FURTHER, that (i) any period of continuous suspension shall not exceed twenty
(20) business days, and (ii) the Registration Statement shall not be suspended for an aggregate of greater than sixty (60) business days in any calendar year. USA's obligation under this Section 1.1 is subject to each TVTS Shareholder's timely cooperation in connection with the preparation and filing of the Registration Statement. Subject to Section 10.1 of the Acquisition Agreement, nothing herein shall be interpreted as affecting the right of any TVTS Shareholder to sell shares of Registrable Securities in open market transactions as permitted by Rule 145. Based on current circumstances, USA hereby agrees that it will not take a position that any TVTS Shareholder is an "affiliate" of USA for purposes of Rule 145.

                  1.2 REGISTRABLE SECURITIES. For purposes of this Agreement "Registrable Securities" shall mean only those shares of USA Common Stock received by the TVTS Shareholders in the Transaction, including, when released, any shares of the TVTS Shareholders that are subject to the Escrow Agreement (as may be amended, restated, modified or supplemented); PROVIDED that, for purposes of clarity, any shares of USA Common Stock issued to any TVTS

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Shareholder upon the exercise of any option to acquire shares of USA Common
Stock (whether such option was granted in connection with the Transaction or otherwise) shall not constitute Registrable Securities.

                  1.3 REGISTRATION STATEMENT EXPENSES. All fees, disbursements and out-of-pocket expenses and costs incurred by USA in connection with the preparation of the Registration Statement under this Section 1 and in complying with applicable securities and blue sky laws shall be borne by USA, including, without limitation, printing costs, listing fees and SEC filing fees applicable to the Registrable Securities being registered and all attorneys' fees of USA. The TVTS Shareholders shall bear all other costs and expenses applicable to the Registrable Securities being registered, including any brokerage discounts, fees or commissions relating thereto, and the fees and expenses of their respective counsel.

                  1.4 SHAREHOLDER REVIEW OF REGISTRATION STATEMENT AND COMMENT LETTERS. The Sellers' Representative and its counsel ("Counsel") shall have a reasonable period, not to exceed ten (10) business days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the SEC, and USA shall provide Counsel with copies of any comment letters received from the SEC with respect thereto within two (2) business days of receipt thereof.

                  1.5 QUALIFICATIONS. USA shall qualify any of the Registrable Securities for sale in such states as Counsel reasonably designates and shall furnish indemnification in the manner provided in Section 4 hereof. However, USA shall not be required to qualify in any state which will require an escrow or other restriction relating to USA and/or the sellers, or which will require USA to qualify to do business in such state or require USA to file therein any general consent to service of process or otherwise subject USA or its subsidiaries to any adverse business or financial consequences, including without limitation being subject to state income or other state taxes.

                  1.6 MANNER OF SALE. The TVTS Shareholders shall not be permitted to use the Registration Statement for purposes of an underwritten offering without the consent of USA.

2. COOPERATION WITH USA; REPRESENTATION. The TVTS Shareholders shall cooperate with USA in all respects in connection with this Section 2, including timely supplying all information reasonably requested by USA (which shall include all information regarding the TVTS Shareholders and the proposed manner of sale of the Registrable Securities required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities. Each TVTS Shareholder's obligations under this Section 2 shall include compliance by such TVTS Shareholder with respect to information to be provided by TVTS Shareholders in connection with the Registration Statement, the prospectus (the "Prospectus") related thereto, or any supplement or amendment thereto, with the provisions of Sections 3(a), (e) and (f).

                  Each TVTS Shareholder represents and warrants to USA that any sale by such TVTS Shareholder of Registrable Securities, whether pursuant to a Registration Statement or otherwise, shall be made in compliance with federal and applicable state and foreign securities laws.

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3.       REGISTRATION PROCEDURES. If and whenever USA is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act"), USA shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to each TVTS Shareholder's assistance and cooperation as reasonably required:

                  (a) (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the TVTS Shareholders shall desire to sell or otherwise dispose of the Registrable Securities (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Prospectus, and any amendment or supplement thereto, does not at any time during the period in which the Registration Statement is effective include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that the obligations of USA set forth in this subparagraph shall not apply to the extent that such statement or omission relates to information to be provided by a TVTS Shareholder, so long as USA has included such information as provided by such TVTS Shareholder (or failed to include it due to a TVTS Shareholder's failure to provide such information);

                  (b) (i) prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of the Prospectus (including any supplements thereto), provide draft copies thereof to Counsel and (ii) furnish to Counsel such numbers of copies of the Prospectus (including a preliminary prospectus or any amendment or supplement to the Prospectus), as applicable, in conformity with the requirements of the Securities Act, and such other documents, as Counsel may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                  (c) comply with the blue sky laws with respect to the Registrable Securities, and do any and all other acts and things which may be reasonably necessary or advisable to enable the TVTS Shareholders to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities, except that USA shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) list such Registrable Securities on each securities exchange or quotation system on which similar securities issued by USA are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation

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         system or if the listing requirements are waived, or list such
         Registrable Securities on a mutually agreeable securities exchange or quotation system if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation system or if the listing requirements are waived. If listing on an exchange cannot be immediately effected, then it shall be accomplished as soon as possible;

                  (e) (i) notify Counsel at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) prepare and file a curative amendment or curative supplement under Section 3(a) as quickly as commercially possible;

                  (f) as promptly as practicable after becoming aware of such event, notify Counsel of the issuance by the SEC or any state authority of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; and

                  (g)      maintain a transfer agent for its securities.

4.       INDEMNIFICATION AND CONTRIBUTION.

                  4.1 INDEMNIFICATION BY USA. USA agrees to indemnify and hold harmless the TVTS Shareholders and each person, if any, who controls any TVTS Shareholder within the meaning of the Securities Act (collectively with the TVTS Shareholders, the "Distributing Shareholder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Shareholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; PROVIDED, HOWEVER, that USA will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, information furnished to USA by the Distributing Shareholder specifically for use in the preparation thereof. This Section 4.1 shall not inure to the benefit of any Distributing Shareholder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Shareholder failed to send or give a copy of the Prospectus, or any amendment or supplement thereto, to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Shareholder was obli-

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gated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement, together with the contribution agreement contained herein, shall be the sole remedy of a Distributing Shareholder with respect to the matters described herein.

                  4.2 INDEMNIFICATION BY A DISTRIBUTING SHAREHOLDER. Each Distributing Shareholder agrees that it will, severally and not jointly (PROVIDED that such agreement shall be joint and several with respect to affiliates of a particular Distributing Shareholder), indemnify and hold harmless USA, and each officer, director of USA or person, if any, who controls USA within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which USA or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, the Prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of circumstances under which they were made not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, the Prospectus or amendment or supplement thereto in reliance upon, and in conformity with, information furnished to USA by such Distributing Shareholder specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Shareholder may otherwise have.

                  4.3 CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 4.1 or 4.2 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 4.1 and 4.2 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then USA and the applicable Distributing Shareholder shall contribute to the payment or satisfaction of the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations, which shall include both the relative fault of the parties and the relative benefits to the parties. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by USA on the one hand or the applicable Distributing Shareholder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. USA and the Distributing Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.3. The amount paid or payable by an indemnified party as a result of the losses,

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claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 4.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  4.4 NOTIFICATION. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party (nor shall such party control the defense thereof) if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that the fees and expenses of counsel to the indemnified party shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Shareholder and USA and the indemnified party shall have been advised by such counsel in writing that there may be one or more legal defenses available to the indemnifying party in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party and be approved by the indemnifying party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, PROVIDED, FURTHER, that a settlement which does not include an admission of liability by the indemnified party nor the payment of any monetary or other damages by such party shall not require such consent.

                  4.5 INDEMNIFICATION EXPENSES. All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be promptly paid to the indemni-fied party, as incurred, within ten (10) business days of written notice thereof (accompanied by customary documentation detailing such expenses) to the indemnifying party; PROVIDED, HOWEVER, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

5.       TERMINATION.

                  5.1 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate automatically (i) on the termination of the Acquisition Agreement, in accordance with its terms; or (ii) in the event that the TVTS Shareholders do not receive any Registrable Securities in connection with the Transaction.

                  5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED, HOWEVER, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

6. REPRESENTATIONS AND WARRANTIES OF TVTS SHAREHOLDERS. Each TVTS Shareholder hereby represents and warrants to USA, severally and not jointly (PROVIDED that representations and warranties shall be made jointly and severally with respect to affiliates of a particular TVTS Shareholder) as follows:

                  6.1 DUE ORGANIZATION. For those TVTS Shareholders that are corporations, limited liability companies, partnerships or other business entities, each such TVTS Shareholder is duly organized or incorporated, is validly existing and is in good standing under the laws of its jurisdiction of formation.

                  6.2 POWER; DUE AUTHORIZATION; BINDING AGREEMENT. Each TVTS Shareholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each TVTS Shareholder and constitutes a valid and binding agreement of such TVTS Shareholder, enforceable against such TVTS Shareholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

                  6.3 NO CONFLICTS. The execution and delivery of this Agreement by each TVTS Shareholder does not, and the performance of the terms of this Agreement by each TVTS Shareholder will not, (a) require such TVTS Shareholder or any of its affiliates to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any material agreement, obligation or instrument binding on such TVTS Shareholder or its properties and assets, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to such TVTS Shareholder or pursuant to which any of its or its affiliates' respective properties or assets are bound or (d) violate any other agreement to which such TVTS Shareholder or any of its affiliates is a party including, without limitation, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, except for any consent, approval, filing or notification which has been obtained as of the date hereof or the failure of which to obtain, make or give would not, or any conflict or violation which would not, prevent, delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or the Acquisition Agreement.

7. REPRESENTATIONS AND WARRANTIES OF USA. USA hereby represents and warrants to the TVTS Shareholders as follows: USA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. USA has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by USA of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of USA, and no other proceedings on the part of USA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by USA and constitutes a valid and binding agreement of USA, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

8.       MISCELLANEOUS.

                  8.1 FURTHER ASSURANCES. From time to time, at the request of USA or such TVTS Shareholder and without further consideration, such TVTS Shareholder or USA, respectively, shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

                  8.2 NON-SURVIVAL. The representations and warranties made herein shall not survive the termination of this Agreement.

                  8.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; NO ASSIGNMENT. This Agreement, together with the Acquisition Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as set forth in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or transferred, whether by merger, consolidation, asset disposition, operation of law or otherwise, and shall be binding upon and inure solely to the benefit of each party hereto.

                  8.4 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered in the manner set out in Clause 27 of the

         Acquisition Agreement. Further, all such documents to be delivered to the Purchaser shall be copied to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:   Andrew J. Nussbaum
                  Facsimile:  (212) 403-2000

                  8.5 GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                  (d) Each party hereto waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party hereto certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

                  8.6 REMEDIES. Each TVTS Shareholder and USA recognize and acknowledge that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain irreparable injury and damages, for which money damages would not provide an adequate remedy, and therefore each TVTS Shareholder and USA agrees that in the event of any such breach by another party hereto, such TVTS Shareholder or USA, as the case may be, shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief.

                  8.7 COUNTERPARTS. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

                  8.8 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  8.9 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SIGNED by Jeremy Liew                                       )  /s/ JEREMY LIEW
for and on behalf of                                        )
USA NETWORKS, INC.                                          )



SIGNED by HARRY GOODMAN                                     )  /s/ HARRY GOODMAN
in the presence of: David Ellen                             )


Witness signature: David Ellen                                 /s/ DAVID ELLEN
Name: David Ellen
Address: USA Networks, Inc.
Occupation: Deputy General Counsel



SIGNED by DENIS STRAUSS                                     )  /s/ DENIS STRAUSS
in the presence of: Zoe Robertson                           )


Witness signature: Zoe Robertson                               /s/ ZOE ROBERTSON
Name: Zoe Robertson
Address: 95 The Promenade, Cheltenham
Occupation: Trainee Solicitor


SIGNED by PETER ATKIN                                       )  /s/ PETER ATKIN
in the presence of: Zoe Robertson                           )


Witness signature: Zoe Robertson                               /s/ ZOE ROBERTSON
Name: Zoe Robertson
Address: 95 The Promenade, Cheltenham
Occupation: Trainee Solicitor



SIGNED by DR URS DIETRICH                                   )  /s/ PETER ATKIN
by Peter Atkin his attorney                                 )
in the presence of: Zoe Robertson                           )

Witness signature: Zoe Robertson                               /s/ ZOE ROBERTSON
Name: Zoe Robertson
Address: 95 The Promenade, Cheltenham
Occupation: Trainee Solicitor



SIGNED by Peter Atkin as attorney                           )  /s/ PETER ATKIN
for and on behalf of                                        )
MCJILL CORPORATION                                          )



SIGNED by Robin Wright                                      )  /s/ ROBIN WRIGHT
for and on behalf of                                        )
KUONI REISEN HOLDING AG                                     )


SIGNED by Bryan R G G Smith                                 )  /s/ BRYAN R G G SMITH
for and on behalf of                                        )
BARCLAYS INDUSTRIAL                                         )
DEVELOPMENT LIMITED                                         )



SIGNED by Bryan R G G Smith                                 )  /s/ BRYAN R G G SMITH
for and on behalf of                                        )
BARCLAYS PVLP PARTNER LIMITED                               )



SIGNED by Bryan R G G Smith                                 )  /s/ BRYAN R G G SMITH
for and on behalf of                                        )
CLINK STREET NOMINEES                                       )


SIGNED by Bryan R G G Smith                                 )  /s/ BRYAN R G G SMITH
for and on behalf of                                        )
PARALLEL VENTURES                                           )
NOMINEES NO. 2 LIMITED                                      )

                                      -13-